EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of DLH Holdings Corp. (the “Company”) on Form 10-Q for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Zachary C. Parker, Chief Executive Officer, and Kathryn M. JohnBull, Chief Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 12, 2013

/s/ Zachary C. Parker	/s/ Kathryn M. JohnBull
Zachary C. Parker	Kathryn M. JohnBull
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.